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               EXHIBIT 99.1 AGREEMENT IN PRINCIPLE

         This Agreement in Principle (this "Agreement") is dated as of May 13, 1996 and is between Navistar International
Transportation Corp. (the "Seller") and RYMAC Mortgage Investment
Corporation ("Buyer").

         This Agreement, together with the Term Sheet attached as Annex I hereto (collectively, "the Agreement"), outlines some of the general terms and conditions on which the parties are willing to proceed to attempt to consummate the sale by Seller to Buyer of Seller's right, title and interest in substantially all of the assets of Columbus Plastics, a division of Seller ("CP").

         Based on the terms and conditions set forth in the Agreement, Buyer and Seller agree to work diligently to complete and sign a mutually agreeable definitive purchase agreement between Buyer and Seller by May 31, 1996; if the definitive agreement is not signed on or before that date, then either Buyer or Seller may, in its sole discretion and upon notice to the other elect to terminate the transaction described in the Agreement immediately and without any obligation to the other party except for any breach of the obligations set forth below in the fourth paragraph of this Agreement in Principle. Nothing contained herein shall operate or be deemed to be an acceptance by Buyer of all of the terms and conditions of the draft purchase agreement previously distributed to Buyer nor as an acceptance by Seller of any proposed changes to the terms thereof previously presented to Seller.

         Except as required by applicable law (and then only upon prior notice and consultation with the other party to the extent practicable), no announcement shall be made in respect of the subject matter of this Agreement without the prior express approval of Buyer and Seller. Nothing contained in the Agreement shall limit or otherwise modify Buyer's obligations under the confidentiality agreement it signed with Seller relating to the subject matter hereof.

         Whether or not the transactions contemplated by the Agreement are consummated, except as otherwise set forth in the definitive purchase agreement, all costs and expenses incurred in connection with the Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs or expenses.

         The Agreement may be amended or modified only by the written agreement of Buyer and Seller. The Agreement and any rights and obligations hereunder and thereunder is for the sole benefit of the parties hereto and nothing herein express or implied shall give or be construed to give any person or entity, other than the parties hereto, any legal or equitable rights hereunder or thereunder.

         This Agreement in Principle is made on the understanding that, apart from the fourth paragraph of this Agreement, which shall be of immediate binding effect, the Agreement is non-binding and subject to the entering into of a mutually acceptable definitive purchase agreement and related documents thereto.

         The undersigned parties have executed this Agreement as of the date first written above.

                            NAVISTAR INTERNATIONAL
                             TRANSPORTATION CORP.



                            By:   /s/ Thomas M. Hough
                                Thomas M. Hough
                                Vice President and Treasurer





                            RYMAC MORTGAGE INVESTMENT
                             CORPORATION



                            By:    /s/ Richard R. Conte
                                Richard R. Conte
                                Chief Executive Officer


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                                                        ANNEX I


                       T E R M   S H E E T




Assets: Buyer will acquire Seller's rights, title and interest in substantially all of the assets related exclusively to the business of CP on an "as is, where is" basis as of the closing date.


Liabilities:            Buyer will assume substantially all of the
                        obligations and liabilities of Seller
                        relating to the business of CP reflected on the closing date balance sheet of the CP business and all claims or liabilities relating to the business of CP incurred from and after the closing date.


Purchase Price:         $50 million to be apportioned between cash
                        and a note depending on Buyer's ability to obtain bank financing as described below, together with common stock of Buyer equal to 4,264,000 shares of common stock of Buyer. The note shall be amortized over a 5 year term at 8% interest and shall be secured by a first lien on substantially all of the assets of Buyer, subject to the requirements of the financing (so long as such requirements are acceptable to Seller and Buyer). The Purchase Price will be adjusted based upon the difference between net equity of the business of CP as of January 31, 1996 as reflected on the financial statements of CP provided to Buyer and net equity of the business of CP reflected on the closing date balance sheet of the CP business. If such adjustment results in an increase in the Purchase Price, at Seller's election, such adjustment may be in the form of issuance to Seller of additional shares of common stock of Buyer (valued for purposes of this adjustment at $2.50 per share) up to an aggregate amount (together with the 4,264,000 shares issued to Seller as described above) equal to 45% of the issued and outstanding common stock of Buyer on a fully-diluted basis, after giving effect to the closing and the payment of fees by Buyer.


Buyer's Closing
 Conditions:            Customary, including, but not limited to,
                        completion of due diligence, Buyer and
                        Seller obtaining all material governmental and third party approvals (including HSR approvals, if any), Buyer and Seller obtaining board of director and (if applicable) stockholder approval for this transaction, that there is developed a financing arrangement that will provide working capital, expansion project financing and reduction of the note to Seller in amounts and with terms and conditions satisfactory to Buyer and
                        Seller; and Buyer entering into the
                        following mutually acceptable agreements with Seller: transition services agreement and registration rights agreement and a supply agreement which Supply Agreement shall be in the form and substance attached as Exhibit A hereto
                        (collectively, the "Ancillary
                        Agreements").


Seller's Closing
 Conditions:            Customary, including, but not limited to,
                        completion of due diligence, Buyer and
                        Seller obtaining all material governmental and third party approvals (including HSR approvals, if any), Buyer and Seller obtaining board of director and (if applicable) stockholder approval for this transaction, Buyer ceasing to qualify as a REIT, Buyer reincorporating into Delaware and amending its charter and by-laws in a manner satisfactory to Seller to provide, among other things, for supermajority voting on extraordinary transactions and appropriate restrictions on transfer to protect against Section 382 change in ownership, composition of the board of directors as of the closing to be as described below, that there is developed a financing arrangement that will provide working capital, expansion project financing and reduction of the note to Seller in amounts and with terms and conditions satisfactory to Buyer and
                        Seller; and Seller entering into the
                        Ancillary Agreements with Buyer.


Termination of
 Transaction:           Either party may terminate the transaction
                        if closing has not occurred by September
                        30, 1996.


Board of Directors:     The Purchase Agreement will provide that
                        Buyer shall cause the size of the Board to be initially fixed at five, consisting at the closing initially of 2 Buyer appointees, 1 independent appointee mutually satisfactory to Buyer and Seller, and 2 appointees nominated by existing directors of Buyer.


Employee Matters:       Buyer to offer employment to all CP
                        employees.  Buyer to assume collective
                        bargaining agreement and multiemployer
                        plan obligations.